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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT



            PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934


 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 21, 1995


               OCCIDENTAL PETROLEUM CORPORATION
    (Exact name of registrant as specified in its charter)




      DELAWARE                  1-9210           95-4035997
(State or other jurisdiction  (Commission     (I.R.S. Employer
   of incorporation)          File Number)    Identification No.)

    10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
    (Address of principal executive offices)     (Zip code)

      Registrant's telephone number, including area code:
                        (310) 208-8800


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ITEM 5.   OTHER EVENTS.


     On December 21, 1995, the principal chemical operating subsidiary of Occidental Petroleum Corporation, Occidental
Chemical Corporation, and the U.S. Department of Justice announced that they have reached agreement on a tentative settlement of claims of the U.S. Government against Occidental for remediation costs incurred by the U.S. at Love Canal and related actions by Occidental against the U.S. for U.S. Army involvement at Love Canal. Under the terms of the tentative settlement, Occidental will pay the U.S. Government $129 million, plus interest, over a four-year period. Occidental does not expect to record an additional charge to its balance sheet as a result of this settlement.

     The settlement will finally resolve over $200 million in remediation cost claims of the U.S. Government against Occidental, and is subject to approval by the U.S. District
Court and final approval by the U.S. Department of Justice after publication for comments in the Federal Register.




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                         SIGNATURES




     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         OCCIDENTAL PETROLEUM CORPORATION
                                   (Registrant)





Date: December 27, 1995  Donald P. de Brier
                         ------------------------------------
                         Donald P. de Brier,
                         Executive Vice President
                         and General Counsel





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